UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

SCHERING—PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-6571	22-1918501
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (908) 298-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

At the Schering-Plough Corporation 2006 Annual Meeting of shareholders, a shareholder proposal was considered that read:

RESOLVED: Shareholders recommend that our Board of Directors adopt a simple majority shareholder vote requirement and make it applicable to the greatest number of governance issues practicable. This proposal is focused on adoption of the lowest practicable majority vote requirements to the fullest extent practicable.

Earlier this year, Schering-Plough committed to conduct a survey on shareholder wishes on this matter in order to be clear about whether shareholders voting in favor of the resolution wanted any supermajority voting requirements reduced, or intended something else. In order to ensure that all shareholders who wish to be heard on this matter have a chance to do so, Schering-Plough has posted the survey on its Web site at www.schering-plough.com. Shareholders are requested to send the survey for receipt no later than Tuesday, December 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /s/ Susan Ellen Wolf
Susan Ellen Wolf
Corporate Secretary,
Vice President-Corporate Governance and
Associate General Counsel

Date: November 16, 2006